PROMISSORY NOTE

January 31, 2006

$1,303,434

FOR VALUE RECEIVED, DCAP GROUP, INC., a Delaware corporation (the “Maker”), having an address as indicated under its name, hereby promises to pay to the order of EAGLE INSURANCE COMPANY, a New Jersey domiciled stock insurance company (the “Payee”), at 999 Stewart Avenue, Bethpage, New York 11714, or at such other place as the Payee may from time to time designate in writing, in immediately available funds, the principal sum of ONE MILLION THREE HUNDRED THREE THOUSAND FOUR HUNDRED THIRTY-FOUR DOLLARS ($1,303,434), together with interest thereon from the date hereof at the rate of seven and one-half percent (7.5%) per annum, six (6) months from the date hereof (the “Maturity Date”).

This Note is given pursuant to the Surplus Note Purchase Agreement of even date by and between the Maker and the Payee.

The Maker may, at its option, at any time and from the time to time, prepay all or any part of the principal balance of this Note, without penalty or premium.

In the event the Maker (a) makes a general assignment for the benefit of creditors; (b) is adjudicated a bankrupt or insolvent; (c) files a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors; (d) takes advantage of any bankruptcy, insolvency or readjustment of debt law or statute or files an answer admitting the material allegations of a petition filed against the Maker in any proceeding under any such law; or (e) has entered against the Maker a court order approving a petition filed against the Maker under the Federal Bankruptcy Act (provided that, in the case of an involuntary petition, such petition shall not have been dismissed or stayed within sixty (60) days following the filing thereof), then in each and every such event, the Payee may, by written notice to the Maker, declare the entire unpaid principal amount of this Note then outstanding, together with accrued interest thereon, to be forthwith due and payable, whereupon the same shall become forthwith due and payable.

If this Note is not paid when due and payable, the interest rate payable hereon shall increase, commencing and effective with the date on which payment was due and payable, to the rate of twelve percent (12%) per annum.

This Note may not be waived, changed, modified or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

The Maker agrees to pay all costs of collection including reasonable attorney’s fees.

The Maker and any endorsers hereof, for themselves and their respective representatives, successors and assigns, expressly waive presentment, protest, notice of dishonor, notice of maturity and notice of protest.

Any notice or other communication or delivery required or permitted to be given or made pursuant to this Note shall be in writing and shall be deemed to have been duly given or made when delivered by hand or sent by certified or registered mail (return receipt requested and postage prepaid), or overnight mail or courier, to the Maker at the address stated herein or at such other address of which the Maker shall have notified the Payee in writing as aforesaid and to the Payee at 999 Stewart Avenue, Bethpage, New York 11714, Attention: Philbert Nezamoodeen or at such other address of which the Payee shall have notified the Maker in writing as aforesaid. Copies of any notice or other communication or delivery to the Maker shall be sent to Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554, Attention: Fred Skolnik, Esq. and American Insurance Management, 7808 Ardmore Avenue, Suite 200, Wyndmoor, Pennsylvania 19038, Attention: Alexander T. Farley, President. Copies of any notice or other communication or delivery to the Payee shall be sent to Jasper Jackson, Esq. Eagle Insurance Company, 999 Stewart Avenue, Bethpage, New York 11714 and American Insurance Management, 7808 Ardmore Avenue, Suite 200, Wyndmoor, Pennsylvania 19038, Attention: Alexander T. Farley, President.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, excluding conflict of law principles thereof.

The individual who executed this Note on behalf of the Maker was duly authorized and empowered to take such action on the Maker’s behalf and to bind the Maker by his signature hereto.

DCAP GROUP, INC.

By:
Barry B. Goldstein, President
Address: 1158 Broadway Hewlett, New York 11557